Exhibit 10.2

EXECUTION VERSION

DEPOSITOR SALE AGREEMENT

Between

E*TRADE BANK,

as Transferor

and

ETCF ASSET FUNDING CORPORATION,

as Depositor

Dated as of December 16, 2004

-i-

RECITALS

DEPOSITOR SALE AGREEMENT dated as of December 16, 2004 (this “Agreement”), between ETCF ASSET FUNDING CORPORATION, a Nevada corporation (the “Depositor”) and E*TRADE BANK, a federal savings bank (“E*TRADE Bank” or the “Transferor”).

WHEREAS, the Depositor desires to purchase Receivables from the Transferor; and

WHEREAS, the Transferor is willing to sell such Receivables to the Depositor.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Definitions. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used herein (including in the RECITALS) have the respective meanings assigned thereto in Appendix A to the Transfer and Servicing Agreement for all purposes of this Agreement. “Transfer and Servicing Agreement” means the Transfer and Servicing Agreement, dated the same date as this Agreement, among E*TRADE RV and Marine Trust 2004-1, the Depositor, and E*TRADE Consumer Finance Corporation (“E*TRADE Consumer Finance”), as Servicer, as the same may be amended, amended and restated or otherwise modified from time to time.

SECTION 1.02. Other Definitional Provisions.

(a) All terms defined in Appendix A to the Transfer and Servicing Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c) The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article and Section references contained in this Agreement are references to Articles and Sections in this Agreement unless otherwise specified; the term “including” shall mean “including without limitation”; and the word “or” is not exclusive.

(d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, amended and restated or otherwise modified from time to time and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

(f) Each reference to the “close of business” on a particular day shall mean 5:00 p.m. (New York City time) on such day.

ARTICLE II

Sale of Receivables

SECTION 2.01. Sale. The Transferor does hereby sell, transfer, assign, set over and otherwise convey to the Depositor, without recourse (subject to the obligations of the Transferor set forth herein), and the Depositor hereby purchases from the Transferor, all right, title and interest of the Transferor in, to and under (but none of the obligations of the Transferor under):

(a) all of the Receivables and all moneys received thereon after the Cut-Off Date;

(b) (i) the security interests in the Financed Assets (other than Federally Documented Boats) created pursuant to the Receivables and any other interest of the Transferor in the Financed Assets, and (ii) the Boat Mortgage Trust Agreement (but only to the extent relating to the Federally Documented Boats);

(c) any proceeds with respect to the Receivables and Financed Assets under any Insurance Policies and all claims under such Insurance Policies;

(d) any proceeds from recourse to Dealers with respect to Receivables that are not Purchased Receivables (other than any premium rebates owing to, or received by Transferor from a Dealer in accordance with the Transferor’s Customary Practices);

(e) any Financed Asset, relating to a Receivable, acquired in repossession;

(f) the contents of the Receivable Files with respect to Receivables and all rights, benefits and proceeds arising therefrom or in connection therewith;

(g) the Trust Accounts and all funds on deposit from time to time in the Trust Accounts, and all investments and proceeds thereof (including all income thereon); and

(h) the proceeds of any and all of the foregoing.

The Receivables and other items covered by clauses (a) through (h) of this Section 2.01 shall be referred to collectively as the “Transferor Sold Property”.

SECTION 2.02. Purchase Price. (a) The purchase price to be paid to the Transferor by the Depositor for the Transferor Sold Property shall be stated in a separate written agreement between the parties (the “Cash Purchase Price”) which represents the fair market value of Transferor Sold Property as agreed upon by Transferor and Depositor on the Closing Date.

(b) The Cash Purchase Price shall be payable in full in cash by the Depositor on the Closing Date.

SECTION 2.03. Intent of the Parties. (a) The Transferor and the Depositor intend that the sale by the Transferor to the Depositor of the right, title and interest of the Transferor in, to and under the Receivables and the other Transferor Sold Property pursuant to this Agreement shall constitute a true sale and not a loan, that such sale is absolute, unconditional and irrevocable, providing the Depositor with the full risks and benefits of ownership of the Receivables and other Transferor Sold Property, and that the Transferor retain no interest in, to or under the Receivables and the other Transferor Sold Property. However, in the event that, notwithstanding the intent of the parties, such sale is deemed to be a transfer for security and not a sale, then (i) the Transferor shall be deemed to have granted, and in such event does hereby grant, to the Depositor to secure the Transferor’s obligations hereunder a first priority security interest in all of its right, title and interest in, to and under the Transferor Sold Property, and (ii) this Agreement shall constitute a security agreement under applicable law with respect to such sale.

(b) No party hereto shall take any action that is inconsistent with the ownership of the Transferor Sold Property by the Depositor, it being understood that this sentence shall not prevent the transfer of the Transferor Sold Property by the Depositor to the Issuer in accordance with the Transfer and Servicing Agreement. Each party hereto shall inform any Person inquiring about the Receivables that the Transferor Sold Property has been sold by the Transferor to the Depositor and sold by the Depositor to the Issuer (and such transfers shall be reflected in the accounting records and computer systems of the parties hereto). Without limiting the generality of the foregoing, for accounting, tax and other purposes each party hereto shall treat the transfer of the Transferor Sold Property by the Transferor to the Depositor as a sale by the Transferor to the Depositor. Notwithstanding any other provision of this Agreement, no Person shall have any recourse to E*TRADE Consumer Finance, the Transferor, the Depositor or the Servicer on account of the financial inability of any Obligor to make payments in respect of a Receivable.

ARTICLE III

The Receivables

SECTION 3.01. Representations and Warranties as to Receivables. The Transferor makes the following representations and warranties as to the Receivables, on which representations and warranties each of the Depositor and the Issuer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date and shall survive the transfer and assignment of the Receivables to the Issuer and the Grant thereof to the Indenture Trustee pursuant to the Indenture.

(i) Characteristics of Receivables. All of the Receivables were acquired by the Transferor from E*TRADE Consumer Finance. Each Receivable (A) was fully and properly executed by the parties required to execute such Receivable, (B) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, (C) is fully amortizing and provides for level monthly payments which may vary from one another by no more than fifty dollars ($50) and which, if made when due, shall fully amortize the Amount Financed over the original term, (D) provides for, in the event that such Receivable is prepaid in full, payment of an amount that fully pays the Principal Balance and includes accrued but unpaid interest at least through the date of prepayment calculated at a rate at least equal to its Annual Percentage Rate, (E) provides for the payment of interest at a fixed Annual Percentage Rate, and (F) provides that payments thereon are to be applied in accordance with the Simple Interest Method. If a Receivable was originated by a Dealer, such Receivable, to the knowledge of the Transferor, (I) was originated by the Dealer for the retail sale of a Financed Asset in the ordinary course of such Dealer’s business, (II) was purchased from such Dealer for new value under a Dealer Agreement and (III) was validly assigned by the Dealer to Thor Credit Corporation or E*TRADE Consumer Finance and, if to Thor Credit Corporation, to E*TRADE Consumer Finance and from E*TRADE Consumer Finance to the Transferor. To the knowledge of the Transferor, such Dealer had all necessary licenses and permits to originate Receivables in the state where such Dealer was located. If a Transferor Receivable was originated by E*TRADE Consumer Finance or an Affiliated Originator, such Transferor Receivable was originated for value by E*TRADE Consumer Finance or such an Affiliated Originator, as applicable, in the ordinary course of its business to finance the purchase of, or refinance, the related Financed Asset by the related Obligor and was validly assigned by E*TRADE Consumer Finance or such an Affiliated Originator, as applicable, to the Transferor. The Transferor, E*TRADE Consumer Finance and such Affiliated Originator, as applicable, had all necessary licenses and permits to originate or purchase, as applicable, each Receivable at the time of its origination or purchase, as applicable. At the time each Receivable was purchased by the Transferor, any related Financed Asset was, to the knowledge of the Transferor, to be used primarily for personal, family, or household purposes rather than for business or commercial purposes. The Receivables were selected by the Transferor from its portfolio of recreational vehicle and marine receivables. No selection procedures believed to be adverse to the Depositor, the Issuer or the Noteholders were used in selecting the Receivables.

(ii) No Fraud or Misrepresentation. To the knowledge of the Transferor, each Receivable originated by a Dealer was originated by the Dealer and sold by the Dealer to E*TRADE Consumer Finance or the applicable Affiliated Originator without any fraud or misrepresentation on the part of such Dealer.

(iii) Compliance with Law. To the knowledge of the Transferor, all requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act, state motor vehicle retail installment sales acts and lending acts and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of all of the Receivables and each and every sale of Financed Assets relating thereto, have been complied with in all material respects, and each Receivable and the sale of the Financed Asset evidenced by each Receivable complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements, including the laws and regulations contemplated by this clause (iii).

(iv) Origination. Each Receivable was originated in the United States of America.

(v) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law; and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

(vi) No Government Obligor. No Obligor of a Receivable is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

(vii) Obligor Bankruptcy. At the Cut-Off Date, no Obligor was noted on the records of the Transferor as being the subject of a current bankruptcy proceeding.

(viii) Schedule of Receivables. The information with respect to Receivables set forth in the Schedule of Receivables is true and correct in all material respects as of the close of business on the Cut-Off Date.

(ix) Marking Records. By the Closing Date, the Transferor shall have caused the portions of its electronic ledger relating to the Receivables to be clearly and unambiguously marked to show that the Receivables have been sold absolutely from the Transferor and are property of the Trust.

(x) Computer Tape. The Computer Tape was complete and accurate as of the Cut-Off Date and includes a description of the same Receivables that are described in the Schedule of Receivables.

(xi) Chattel Paper. The Receivables constitute chattel paper within the meaning of the UCC as in effect in the states in which the Obligors reside.

(xii) One Original. There is only one original executed copy of each Receivable.

(xiii) Receivable Files Complete. There exists a Receivable File pertaining to each Receivable and, to the knowledge of the Transferor, such Receivable File contains (a) a fully executed original of the Receivable, with a fully executed assignment thereof in blank or from the related Dealer to E*Trade Consumer Finance or the applicable Affiliated Originator (and then assigned E*Trade Consumer Finance), as the case may be, if such

Receivable was acquired from a Dealer, (b) a signed representation letter or agreement from the Obligor named in the Receivable pursuant to which the Obligor has agreed to obtain physical damage insurance for the Financed Asset, or copies thereof, (c) the Title Document or Lien Certificate (which may be held separately from the Receivable) or a copy of the application therefor or, except with respect to Federally Documented Boats, a certification from the Servicer that it has received confirmation from an authorized official of the appropriate governmental office of the existence of the first lien of the E*Trade Consumer Finance or the Affiliated Originator, as applicable, with respect to the Financed Asset relating to a Receivable and (d) a credit application signed by the Obligor, or a copy thereof. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. Each of the foregoing documents has been correctly prepared. The complete file for each Receivable currently is in the possession of the Servicer.

(xiv) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, and the Financed Asset securing each such Receivable has not been released from the lien of the related Receivable in whole or in part. No provisions of any Receivable have been waived, altered or modified (except that E*TRADE Consumer Finance as servicer may have, for administrative purposes, modified the due date of a Receivable to a different date in the month, which modification is reflected in its servicing records) in any respect since its origination, except by instruments or documents identified in the Receivable File. No Receivable has been modified as a result of application of the Servicemembers Civil Relief Act, as amended.

(xv) Lawful Assignment. No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which (a) would make unlawful, void or voidable the transfer and assignment of such Receivable under this Agreement or the pledge of such Receivable under the Indenture or (b) would impair the validity or enforceability of any Receivable because of any such transfer, assignment or pledge.

(xvi) Good Title. No Receivable has been sold, transferred, assigned or pledged by the Transferor except pursuant to this Agreement; immediately prior to the sale of the Receivables by the Transferor to the Depositor pursuant to this Agreement, the Transferor had good and indefeasible title to the Receivables, free and clear of any Lien. No Dealer has a participation in, or other right to receive, payments or proceeds in respect of any Receivable. The Transferor has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or to payments due under such Receivables. This Agreement is effective to transfer to the Depositor all of the right, title and interest of the Transferor in, to and under the Receivables.

(xvii) Security Interest in Financed Asset. (A) Each Receivable (together with its related mortgage, if applicable), except with respect to Receivables related to Federally Documented Boats, has created a valid, binding and enforceable first priority security interest in favor of the Transferor in the related Financed Asset, which is in full force and effect and which has been perfected. Each Title Document and Lien Certificate contained in the Receivables Files shows E*Trade Consumer Finance or the applicable Affiliated Originator or, with respect to the Federally Documented Boats, the Boat Mortgage Trustee, as the holder of a first priority security interest in such Financed Asset. With respect to each Receivable for which the Title Document or Lien Certificate is not contained in the related Receivable File, the Servicer has either received written evidence that such Title Document or Lien Certificate showing E*Trade Consumer Finance or the applicable Affiliated Originator as first lienholder has been applied for or, except with respect to Federally Documented Boats, has certified in writing in the related Receivable File that it has received confirmation from the appropriate governmental office of the existence of the first lien of the E*Trade Finance or the applicable Affiliated Originator with respect to the related Financed Asset. The security interest of the E*Trade Finance or the applicable Affiliated Originator in each such Financed Asset (other than Federally Documented Boats) has been validly assigned (x) in the case of security interests with respect to which Thor is the Affiliated Originator, by Thor to E*Trade Consumer Finance pursuant to the ETCFC Flow Purchase Agreement and (y) in the case of security interests with respect to which E*Trade Consumer Finance is the originator or assignee of Thor, by E*Trade Consumer Finance to the Transferor pursuant to a Bank Purchase Agreements and by the Transferor to the Depositor pursuant to this Agreement. Each Receivable (other than those related to a Federally Documented Boat) is secured by an enforceable and perfected first priority security interest in the Financed Asset in the name of E*Trade Consumer Finance or the applicable Affiliated Originator as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Asset.

(B) Each Receivable (together with its related mortgage, if applicable) related to a Federally Documented Boat, has created a valid, binding and enforceable first priority security interest in favor of one of the Transferor, E*Trade Consumer Finance or the Boat Mortgage Trustee in the related Federally Documented Boat, which is in full force and effect. In cases where the security interest is in favor of the Transferor or E*Trade Consumer Finance, such security interest of the Transferor or E*TRADE Consumer Finance in each Federally Documented Boat securing a Receivable has been validly assigned by Transferor or E*TRADE Consumer Finance, as applicable, to the Boat Mortgage Trustee.

(C) With respect to each Financed Boat that secures a Receivable and that is eligible for documentation under the Ship Mortgage Statutes, a fully effective Preferred Mortgage has been signed by the related Obligor in favor of, or assigned to, the Boat Mortgage Trustee as security for such Receivable.

(xviii) All Filings Made; Valid Security Interest. All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Depositor a first priority perfected ownership interest in the Receivables and the proceeds thereof have been made, taken or performed, subject to the transfer thereof by the Depositor to the Issuer. At the Closing Date the Depositor shall have a valid, subsisting and enforceable first priority ownership interest in each Receivable and the proceeds thereof, subject to the transfer thereof by the Depositor to the Issuer.

(xix) No Impairment. The Transferor has not done and shall not do anything to convey any right to any Person that would result in such Person having a right to payments due under a Receivable or otherwise to impair the rights of the Trust in any Receivable or the proceeds thereof.

(xx) No Release. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to the Transferor with respect to such Receivable.

(xxi) No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense and, to the knowledge of the Transferor, no such right has been asserted or threatened with respect to any Receivable. The operation of the terms of any Receivable or the exercise of any right thereunder shall not render the Receivable unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, and to the knowledge of the Transferor, no such right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect thereto.

(xxii) No Default. To the knowledge of the Transferor, there has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies as of the Cut-Off Date of not more than 29 days), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the Cut-Off Date, no Financed Asset relating to any Receivable had been repossessed.

(xxiii) Insurance. Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming E*Trade Consumer Finance or the Affiliated Originator, as applicable, and its successors and assigns as additional insured parties or loss payees, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. No Financed Asset relating to any Receivable was insured under a policy of force-placed insurance on the Cut-Off Date.

(xxiv) Past Due. At the Cut-Off Date, no Receivable was more than 29 days past due.

(xxv) No Liens. There are no Liens or claims which have been filed, and, to the knowledge of the Transferor, none pending or threatened to be filed, for work, labor, materials or unpaid state or federal taxes affecting the Financed Asset securing any Receivable which are or may become liens prior or equal to the lien of the Receivable.

(xxvi) Remaining Principal Balance. At the Cut-Off Date, the Principal Balance of each Receivable set forth in the Schedule of Receivables is true and accurate in all material respects.

(xxvii) Final Scheduled Maturity Date. No Receivable has a final maturity which is later than 299 months after the Cut-Off Date.

(xxviii) Certain Characteristics. (A) Each Receivable had a remaining term, as of the Cut-Off Date, of at least 8 months but not more than 299 months; (B) each Receivable had an original term of at least 12 months but not more than 300 months; (C) each Receivable had a Principal Balance as of the Cut-Off Date of not more than $600,000; (D) as of the Cut-Off Date, each Receivable has an Annual Percentage Rate of at least 2.99% per annum and no greater than 14.99% per annum; (E) approximately 37.62% of the aggregate Principal

Balance of the Receivables (measured as of the Cut-Off Date), constituting 42.81% of the number of such Receivables, were secured by used Financed Assets at the time such Receivables were originated; (F) no funds have been advanced by E*TRADE Consumer Finance, Transferor, any Dealer, any Affiliated Originator or any Person acting on behalf of any of them in order to cause any Receivable to qualify under paragraph (xxiv) above; (G) as of the Cut-Off Date, other than California (22.03%), Texas (9.03%), Florida (8.64%) and Washington (6.54%), no State represented more than 4.56% of the Initial Pool Balance with respect to the billing addresses of the Obligors (determined by reference to the books and records of E*TRADE Consumer Finance); (H) the Principal Balance of each Receivable set forth in Schedule of Receivables is true and accurate in all material respects as of the Cut-Off Date; (I) as of the Cut-Off Date, recreational vehicle Receivables represented 83.58% of the Initial Pool Balance and marine Receivables represented 16.42% of the Initial Pool Balance; (J) as of the Cut-Off Date, Receivables representing approximately 62.38% of the Initial Pool Balance were secured by new Financed Assets at the time such Receivables were originated, and Receivables representing approximately 37.62% of the Initial Pool Balance were secured by used Financed Assets at the time such Receivables were originated; (K) all Receivables in the Boat Mortgage Trust are related to Federally Documented Boats; (L) each Receivable was originated on or after September 1, 2003; and (M) approximately 34% of the Initial Pool Balance represented Receivables acquired by E*Trade Consumer Finance from Thor Credit Corporation (an affiliate thereof).

For purposes of determining whether the Transferor is obligated to purchase a Receivable on account of a breach of a representation and warranty pursuant to this Section 3.01 or indemnify in respect of such breach pursuant Section 4.04(c), the determination as to whether a representation or warranty that is made to the knowledge of the Transferor has been breached shall be made without regard to such knowledge of the Transferor as if such representation and warranty were not qualified by the knowledge of the Transferor.

Upon discovery by any party hereto of a breach of any of the representations and warranties of the Transferor set forth in this Section 3.01 which materially and adversely affects the value of the Receivables or the interest therein of the Issuer or the Indenture Trustee (or which materially and adversely affects the interest of the Issuer or the Indenture Trustee in the related Receivable in the case of a representation and warranty relating to a particular Receivable), the party discovering such breach shall give prompt written notice to the other parties hereto. On the last day of the Collection Period following the Collection Period during which the Transferor discovers or receives notice of any such breach of any such representation or warranty, if such breach shall not have been cured in all material respects by such last day, the Transferor shall purchase such Receivable from the Issuer (or from the Depositor, if the Depositor is required to purchase such Receivable pursuant to Section 3.01 of the Transfer and Servicing Agreement) as of such last day at a price equal to the Purchase Amount of such Receivable, which price the Transferor shall remit in the manner specified in Section 5.05 of the Transfer and Servicing Agreement; provided, that, with respect to the representations set forth in paragraph (xiii), above, such purchase shall be required with respect to a Receivable as set forth above, but only if any such breach is not cured (it being understood that if the related Lien Certificate or Title Document has been duly applied for from, or filed with, the applicable governmental offices as evidenced by a copy of the application therefor or acknowledgement of filing thereof, as applicable, the receipt of such Lien Certificate or Title Document shall not be required to cure a breach of the applicable representation and warranty) within 90 days after the Closing Date. Subject to the indemnification provisions contained in the last paragraph of Section 4.04, the sole remedy of the Depositor, the Issuer, the Owner Trustee, the Indenture Trustee, the Residual Interestholder and the Noteholders with respect to a breach of representations and warranties of the Transferor set forth in this Section 3.01 shall be to require the Transferor to purchase the affected Receivables pursuant to this Section 3.01, subject to the conditions contained herein.

ARTICLE IV

The Transferor

SECTION 4.01. Representations of Transferor. The Transferor makes the following representations on which each of the Depositor and the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Receivables, and shall survive the transfer of the Receivables to the Issuer and the Grant thereof to the Indenture Trustee pursuant to the Indenture.

(a) Organization and Good Standing. The Transferor is duly organized and validly existing as a federal savings bank in good standing under the federal laws of the United States, with the necessary banking power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the necessary banking power, authority and legal right to acquire and own the Receivables.

(b) Due Qualification. The Transferor is duly qualified to do business as a federal savings bank in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

(c) Power and Authority. The Transferor has the necessary banking power and authority to execute and deliver this Agreement and to carry out its respective terms; the Transferor has full power and authority to transfer and assign the property to be transferred and assigned to the Depositor, and the Transferor has duly authorized such transfer and assignment by all requisite action; and the execution, delivery and performance of this Agreement by the Transferor has been duly authorized by the Transferor by all requisite action.

(d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Transferor enforceable in accordance with its terms.

(e) No Violation. The consummation of the transactions contemplated by this Agreement by the Transferor and the fulfillment of the terms hereof by the Transferor do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the federal stock savings bank charter or bylaws of the Transferor, or any indenture, agreement or other instrument to which the Transferor is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); or violate any law or, to the best of the Transferor’s knowledge, any order, rule or regulation applicable to the Transferor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties.

(f) No Proceedings. To the Transferor’s best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties: (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic Documents, the Notes or the Residual Interest, (ii) seeking to prevent the issuance of the Notes or the Residual Interest or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Transferor of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Residual Interest or (iv) which might adversely affect the federal or state income tax attributes of the Notes or the Residual Interest.

(g) Chief Executive Office. The chief executive office and its “home office” (as that term is used in 12 C.F.R. 552.3) of the Transferor is located at 671 North Globe Road, Arlington, Virginia 22203.

SECTION 4.02. Corporate Existence. During the term of this Agreement, the Transferor shall keep in full force and effect its existence, rights and franchises as a federal savings bank under the federal laws of United States and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

SECTION 4.03. Liability of the Transferor. The Transferor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Transferor under this Agreement.

SECTION 4.04. Indemnification. (a) The Transferor shall indemnify, defend and hold harmless the Depositor against any taxes that may at any time be asserted against the Depositor with respect to any sales, tangible personal property, privilege or license taxes relating to this Agreement (but not including any taxes asserted with respect to, and as of the date of, the transfer of the Receivables to the Depositor or the issuance and original sale of the Notes or the Residual Interest, or asserted with respect to ownership of the Receivables, or federal or other income taxes) and costs and expenses in defending against the same.

(b) The Transferor shall indemnify, defend and hold harmless the Depositor and any of the officers, directors, employees and agents of the Depositor from and against any loss, liability or expense incurred by reason of the Transferor’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement.

(c) The Transferor shall indemnify defend and hold harmless the Depositor, the Issuer, the Owner Trustee and the Indenture Trustee from and against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the representations and warranties of the Transferor contained in this Agreement; except that the Transferor shall not be liable for any indirect damages or for any loss, damage, penalty, fine, forfeiture, legal fees and related costs, judgments and other costs and expenses due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee, the Indenture Trustee or the Issuer.

Indemnification under this Section 4.04 shall survive termination of this Agreement and the other Basic Documents and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Transferor shall have made any indemnity payments pursuant to this Section 4.04 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Transferor, without interest.

SECTION 4.05. Merger or Consolidation of, or Assumption of the Obligations of, Transferor. Any Person (a) into which the Transferor may be merged or consolidated, (b) which may result from any merger or consolidation to which the Transferor shall be a party or (c) which may succeed to the properties and assets of the Transferor substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Transferor under this Agreement, shall be the successor to the Transferor hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made by the Transferor in Section 3.01 shall have been breached (unless the applicable breach shall have been cured in all material respects, or the applicable Receivable shall have been purchased in accordance herewith), (ii) the Transferor shall have delivered to the Depositor, the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests, and (iv) E*TRADE Consumer Finance or the Transferor shall have delivered notice of such merger, consolidation or assumption to the Rating Agencies. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

SECTION 4.06. Limitation on Liability of Transferor and Others. The Transferor and any director, officer, employee or agent of the Transferor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Transferor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

SECTION 4.07. Notice of Events. The Transferor shall give each of the Rating Agencies prior written notice of (i) any mergers involving the Transferor, (ii) any amendments to this Agreement and (iii) any assignment under this Agreement as permitted by Sections 4.05 and 5.04 of this Agreement.

ARTICLE V

Miscellaneous

SECTION 5.01. Amendment. (a) This Agreement may be amended by the parties hereto, with the consent of the Indenture Trustee, but without the consent of any other Person; provided, however, that no such amendment shall be effective unless either (i) the Owner Trustee and the Indenture Trustee shall have been delivered an Opinion of Counsel to the effect that such amendment shall not adversely affect in any material respect the interests of any Noteholder or the Residual Interestholder, or (ii) the Holders of 100% of the Note Balance of the Notes shall have consented to such amendment. It shall not be necessary for the consent of Noteholders or the Residual Interestholder pursuant to this Section 5.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

(b) Promptly after the execution of any such amendment or consent, the Depositor shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each of the Rating Agencies.

(c) Prior to the execution of or the consent to any amendment to this Agreement, the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of or the consent to such amendment is authorized or permitted by this Agreement. The Indenture Trustee may, but shall not be obligated to, consent to any such amendment which affects the Indenture Trustee’s own rights, duties or immunities under this Agreement or otherwise.

SECTION 5.02. Protection of Title; Change of Name, Identity, Corporate Structure or Location, Etc.

(a) The Transferor shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Depositor, the Issuer and of the Indenture Trustee in the Receivables and in the proceeds thereof. The Transferor shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) The Transferor shall not change its location, main or home office, name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-503(a) of the UCC, unless it shall have given the Depositor, the Owner Trustee and the Indenture Trustee at least five days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

(c) The Transferor shall give the Depositor, the Owner Trustee and the Indenture Trustee at least 60 days’ prior written notice of any relocation of its chief executive office, home office or main office or organization in any jurisdiction other than as a federal savings bank if, as a result of such relocation or organization, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement.

(d) If at any time the Transferor shall propose to sell, grant a security interest in, or otherwise transfer any interest in recreational vehicle or marine receivables to any prospective purchaser, lender or other transferee, and the Transferor shall give (or shall cause the Servicer to give) to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, refer in any manner whatsoever to any Receivable, such information shall indicate clearly that such Receivable has been transferred by the Transferor to the Depositor and by the Depositor to the Issuer and is owned by the Issuer and has been Granted to the Indenture Trustee.

(e) The Transferor shall cooperate fully and in good faith with the Servicer, the Indenture Trustee and the Boat Mortgage Trustee in order to maintain and promote the perfection and priority of security interests in the Financed Assets and in order to facilitate enforcement and collection of the Receivables.

SECTION 5.03. Notices. All demands, notices, directions, communications and instructions upon, to, or by the Servicer, the Transferor, the Depositor, the Issuer, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Servicer (so long as E*TRADE Consumer Finance is the Servicer), to E*TRADE Consumer Finance, 3353 Michelson Drive, 2nd Floor, Irvine, California 92612, Attention: Treasurer or Chief Legal Officer, (b) in the case of the Transferor, to E*TRADE Bank, 3353 Michelson Drive, 2nd Floor, Irvine, California 92612, Attention: Senior Vice President, (c) in the case of the Depositor, to ETCF Asset Funding Corporation, 3355 Michelson Drive, Suite 350, Irvine, California 92612, Attention: President, (d) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office (as defined in the Trust Agreement), (e) in the case of the Indenture Trustee, at the Corporate Trust Office, (f) in the case of Standard & Poor’s, to Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention of Asset

Backed Surveillance Group, and (g) in the case of Moody’s, to Moody’s Investors Service, 99 Church Street, New York, New York 10007, Attention: Moody’s ABS Monitoring Group; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other Persons listed in this Section.

SECTION 5.04. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 4.05, this Agreement may not be assigned by the Transferor. The Transferor hereby acknowledges and consents to (i) the transfer by the Depositor to the Issuer pursuant to the Transfer and Servicing Agreement of all right, title and interest of the Depositor in, to and under (but none of the obligations of the Depositor under) the Transferor Sold Property and this Agreement, including the representations and warranties of the Transferor in this Agreement, together with all rights of the Depositor with respect to any breach thereof, including the right to require the Transferor to purchase Receivables in accordance with this Agreement, (ii) the further mortgage, pledge, assignment and grant of a security interest in such property by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders, and (iii) the other terms of and transactions contemplated by the Transfer and Servicing Agreement and the other Basic Documents.

SECTION 5.05. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Transferor, the Depositor, the Servicer, the Issuer, the Owner Trustee, the Indenture Trustee and the Noteholders, and, except as expressly provided in this Agreement, nothing in this Agreement shall be construed to give to any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 5.06. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 5.07. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 5.08. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 5.09. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE PERFECTION (AND THE EFFECT OF PERFECTION OR NON-PERFECTION) OF THE INTERESTS OF ANY PERSON IN SOLD PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 5.10. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement, the Transferor shall not acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Boat Mortgage Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Boat Mortgage Trust or any part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Boat Mortgage Trust. Notwithstanding any prior termination of this Agreement, the Transferor shall not acquiesce, petition or otherwise invoke or cause the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

SECTION 5.11. Separate Corporate Existence. Each party hereto hereby acknowledges that the Trust is entering into the transactions contemplated by the Basic Documents in reliance upon the Depositor’s identity as a legal entity separate from E*TRADE Consumer Finance and the Transferor. Therefore, each of the Transferor and the Depositor shall take all reasonable steps to make it apparent to third Persons that the Depositor is an entity with assets and liabilities distinct from those of E*TRADE Consumer Finance and the Transferor and that the Depositor is not a division of E*TRADE Consumer Finance, the Transferor or any other Person. Without limiting the foregoing, each party hereto shall operate and conduct its respective businesses and otherwise act in a manner which is consistent with Section 10.13 of the Transfer and Servicing Agreement.

SECTION 5.12. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER BASIC DOCUMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PERSON AT ITS ADDRESS SET FORTH IN

SECTION 5.03 OR AT SUCH OTHER ADDRESS NOTIFIED TO THE OTHER PARTY TO THIS AGREEMENT PURSUANT THERETO; AND

(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Sale Agreement to be duly executed by their respective officers as of the day and year first above written.

E*TRADE BANK, as Transferor

By:
Name:
Title:

ETCF ASSET FUNDING CORPORATION, as Depositor

By:
Name:
Title: